UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 2, 2007

Date of report (Date of earliest event reported)

GB&T Bancshares, Inc.

(Exact Name of Registrant as Specified in Charter)

Georgia

(State or Other Jurisdiction of Incorporation)

0-24203	58-2400756
(Commission File Number)	(IRS Employer Identification No.)

500 Jesse Jewell Parkway, S.E., Gainesville, Georgia	30501
(Address of Principal Executive Offices)	(Zip Code)

770-532-1212

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On November 2, 2007, GB&T Bancshares, Inc. and SunTrust Banks, Inc. announced that they entered into an Agreement and Plan of Merger (the “Agreement”) pursuant to which GB&T Bancshares, Inc. will merge with and into SunTrust (the “Merger”).

Under the terms of the Agreement, GB&T shareholders would receive .1562 shares of SunTrust common stock for each share of GB&T common stock held. Based on SunTrust’s closing price of $69.13 on Nov. 1, 2007, and the 14,230,796 shares of GB&T outstanding as of October 31, 2007, the transaction value would be approximately $153.7 million.

The acquisition, which is subject to approval by regulatory authorities and GB&T shareholders, is expected to close in the second quarter of 2008.

A copy of the press release announcing the Agreement is attached hereto as Exhibit 99.1 and incorporated herein. The foregoing description is qualified in its entirety by reference to the full text of such exhibit.

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits

The following exhibit is furnished herewith:

99.1                           Press Release, dated November 2, 2007

Where You Can Additional Information About The Merger

The proposed Merger will be submitted to GB&T’s shareholders for consideration. SunTrust will file a Form S-4 Registration Statement, GB&T will file a Proxy Statement and both companies will file other relevant documents regarding the Merger with the Securities and Exchange Commission (the “SEC”). GB&T will mail the Proxy Statement/Prospectus to its shareholders. These documents, and any applicable amendments or supplements, will contain important information about the Merger, and SunTrust and GB&T urge you to read these documents when they become available.

You may obtain copies of all documents filed with the SEC regarding the Merger, free of charge, at the SEC’s website (www.sec.gov). You may also obtain these documents free of charge from SunTrust’s website (www.suntrust.com) under the heading “About SunTrust” and then under the heading “Investor Relations” and then under the item “Financial and Regulatory Filings.” You may also obtain these documents, free of charge, from GB&T’s website (www.gbtbancshares.com) under the section “Corporate Info” and then under the item “Corporation Information” and then under the item “Documents.”

Participants in The Merger

SunTrust and GB&T and their respective directors and executive officers may be deemed participants in the solicitation of proxies from GB&T’s shareholders in connection with the Merger. Information about the directors and executive officers of SunTrust and GB&T and information about other persons who may be deemed participants in the Merger will be included in the Proxy Statement/Prospectus. You can find information about SunTrust’s executive officers and directors in its definitive proxy statement filed with the SEC on March 2, 2007. You can find information about GB&T’s executive officers and directors in its definitive proxy statement filed with the SEC on April 18, 2007. You can obtain free copies of these documents from the websites of SunTrust, GB&T or the SEC.

Forward-Looking Statements

Information set forth in this filing contains forward-looking statements, which involve a number of risks and uncertainties. GB&T cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. Such forward-looking statements include, but are not limited to, statements about the anticipated effective time of the Merger. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability to obtain regulatory approvals of the transaction on the proposed terms and schedule; and the failure of GB&T’s shareholders to approve the transaction. Additional factors that may affect future results are contained in GB&T’s and SunTrust’s filings with the SEC, which are available as described herein. GB&T disclaims any obligation to update and revise statements contained in these materials based on new information or otherwise.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GB&T Bancshares, Inc.

By:	/S/ GREGORY L. HAMBY
Gregory L. Hamby
Executive Vice President and
Chief Financial Officer

Dated:  November 2, 2007

EXHIBIT INDEX

Exhibit Number	Description of Exhibits

99.1	Press Release, dated November 2, 2007